UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2019 (December 29, 2019)

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

Registrant’s telephone number, including area code

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, par value $0.01	CAR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Joseph A. Ferraro as Interim Chief Executive Officer

On December 29, 2019, the Board of Directors (the “Board”) of Avis Budget Group, Inc. (the “Company”) appointed Joseph A. Ferraro, President, Americas, as Interim President and Chief Executive Officer (“Interim CEO”), effective January 1, 2020. Mr. Ferraro’s appointment reflects the previously announced departure at year-end of Larry D. De Shon, President and Chief Executive Officer, who is also stepping down from the Board.

Mr. Ferraro, age 63, has been President, Americas since January 2015. Previously, Mr. Ferraro held the title of Senior Vice President, North America Operations from October 2011 to December 2014. Mr. Ferraro joined the Company in 1979, and has served in various positions of increasing responsibility in the Company’s North American operations.

In connection with Mr. Ferraro’s appointment, his compensation has been increased to cover up to six months of service as Interim CEO. Under the revised compensation package, Mr. Ferraro is expected to receive:

•	a guaranteed supplemental aggregate cash payment of $750,000; and

•	for each month during any portion of which Mr. Ferraro serves as Interim CEO, a $250,000 supplemental time-based restricted stock unit award. Each award will vest 50% after six months and 50% after 18 months of the grant date for each award, subject to continued employment.

Appointment of Izilda P. Martins as Interim President, Americas

In connection with Mr. Ferraro’s appointment as Interim Chief Executive Officer, on December 29, 2019, the Board appointed Izilda P. Martins, Chief Financial Officer, Americas, as Interim President, Americas, effective January 1, 2020.

Ms. Martins, age 48, has held various strategic and financial roles with the Company, including Senior Vice President and Chief Financial Officer, Americas from May 2014 through December 2019, Senior Vice President and Acting Chief Accounting Officer from November 2010 through May 2014, and Vice President of Tax from August 2006 through November 2010. Ms. Martins was Director of Tax Planning and Mergers & Acquisitions of Cendant Corporation (as the Company was formerly known) from November 2004 through August 2006. Prior to joining the Company, Ms. Martins was associated with Deloitte & Touche LLP for seven years.

Item 7.01	Regulation FD Disclosure.

On December 30, 2019, the Company issued a press release regarding the foregoing. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated December 30, 2019.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Jean M. Sera
Senior Vice President and Secretary

Date: December 30, 2019